                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (date of earliest event reported):
                                 May 17, 2000


                       BORON, LePORE & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)


           Delaware                  000-23093                  22-2365997
(State or other jurisdiction        (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)



                  17-17 Route 208 North, Fair Lawn, NJ  07410
             (Address of principal executive offices and zip code)


                                (210) 791-7272
             (Registrant's telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
------    ------------------------------------------------------------------

     (a)  Financial Statements of Business Acquired

          (i)   Report of Independent Public Accountants

          (ii) Balance Sheets of Consumer2Patient Inc. as of December 31, 1999 and 1998.

          (iii) Statements of Operations for the period from inception to December 31, 1998 and for the year ended December 31, 1999.

          (iv) Statements of Stockholders' Deficit as of December 31, 1998 and December 31, 1999.

          (v) Statements of Cash Flows for the period from inception to December 31, 1998 and for the year ended December 31, 1999.

          (vi)  Notes to the financial statements.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of
Consumer 2 Patient, Inc.:

We have audited the accompanying balance sheets of Consumer 2 Patient, Inc. (a North Carolina corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer 2 Patient, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 27, 2000

CONSUMER 2 PATIENT, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998

                                                                      December 31
                                                                  -------------------
                                                                   1999         1998
                                                                  -------      ------

                                 ASSETS
                                 ------
CURRENT ASSETS:
 Cash and cash equivalents                                       $1,489,791    $     --
 Accounts receivable, net of allowance of $50,000
  in 1999                                                           208,673          --

 Prepaid expenses                                                   470,606          --
                                                                -----------    --------
         Total current assets                                     2,169,070          --
                                                                -----------    --------

PROPERTY AND EQUIPMENT:
 Computer and other equipment                                         2,475          --
 Furniture and fixtures                                              38,529          --
                                                                -----------    --------
                                                                     41,004          --
 Less - Accumulated depreciation                                     (8,201)         --
                                                                -----------    --------
         Net property and equipment                                  32,803          --

GOODWILL, Net of accumulated amortization of $24,000
 in 1999                                                            216,000     240,000


OTHER ASSETS                                                          2,500          --
                                                                -----------    --------
         Total assets                                           $ 2,420,373    $240,000
                                                                ===========    ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
 Accounts payable and other current liabilities                 $   272,766    $     --
 Accrued liabilities                                                  2,289          --
 Deferred revenue                                                 1,116,698          --
 Due to shareholder                                                 750,000          --
 Related party note payable                                         160,000     240,000
                                                                -----------    --------
         Total current liabilities                                2,301,753     240,000
                                                                -----------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
 Common stock, 100,000 shares authorized, no par value,
  100 shares issued and outstanding                                      --          --
 Paid in Capital                                                     20,507          --
 Retained Earnings                                                   98,113          --
                                                                -----------    --------
         Total stockholder's equity                                 118,620          --
                                                                -----------    --------
         Total liabilities and stockholder's equity             $ 2,420,373    $240,000
                                                                ===========    ========

The accompanying notes to financial statements are an integral part of these balance sheets.

CONSUMER 2 PATIENT, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                           For the Years Ended
                                                                December 31
                                                         ---------------------
                                                            1999         1998
                                                         ----------     ------


REVENUE                                                  $6,873,333     $  --

COST OF SALES                                             4,720,333        --
                                                         ----------     -----
         Gross profit                                     2,153,000        --

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                               1,060,744        --
                                                         ----------     -----
         (Loss) income from operations                    1,092,256        --
                                                         ----------     -----

INTEREST INCOME (EXPENSE), NET                                6,114        --
                                                         ----------     -----
         Net (loss) income                               $1,098,370     $  --
                                                         ==========     =====



The accompanying notes to financial statements are an integral part of these statements.

CONSUMER 2 PATIENT, INC.

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                        Common Stock
                                        -------------  Additional
                                                 Par     Paid-In      Retained
                                        Shares  Value    Capital      Earnings        Total
                                        ------  -----  ----------     --------        -----
BALANCE, December 31, 1998             100     $ -      $    -      $         -     $        -

 Net income                              -       -           -        1,098,370       1,098,370
 Distributions to stockholder            -       -           -       (1,000,257)     (1,000,257)
 Capital contributions                   -       -       20,507               -          20,507
                                       ---     ----     -------     -----------     -----------

BALANCE, December 31, 1999             100     $ -      $20,507     $    98,113     $   118,620
                                       ===     ====     =======     ===========     ===========





The accompanying notes to financial statements are an integral part of these statements.

CONSUMER 2 PATIENT, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                             For the Years Ended
                                                                    December
                                                             -------------------------
                                                               1999           1998
                                                             ---------   ------------


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                               $ 1,098,370    $    --
 Adjustments to reconcile net
  income to net cash provided by operating
  activities-
     Depreciation and amortization                             32,201         --
     Changes in operating assets and liabilities-
       Increase in accounts receivable                       (208,673)        --
       Increase in other assets                                (2,500)        --
       Increase in prepaid expenses                          (470,606)        --
       Increase in accounts payable
        and accrued liabilities                               275,055         --
       Increase in deferred revenue                         1,116,698         --
                                                          -----------    -------
         Net cash provided by
          operating activities                              1,840,545         --
                                                          -----------    -------
CASH FLOWS FROM INVESTING ACTIVITIES --
 Purchases of property and equipment                          (41,004)        --
                                                          -----------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions made to shareholder                           (250,257)        --
 Proceeds from capital contributions                           20,507         --
 Repayment of related party note payable                      (80,000)        --
                                                          -----------    -------
         Net cash used in financing activities               (309,750)        --

         Net increase in cash
             and cash equivalents                           1,489,791         --
                                                          -----------    -------

CASH AND CASH EQUIVALENTS, beginning of period                     --         --
                                                          -----------    -------

CASH AND CASH EQUIVALENTS, end of period                  $ 1,489,791    $    --
                                                          ===========    =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                 $    19,920   $     --
                                                          ===========    =======
   Note issued for intangible acquired                             --    240,000
                                                          ===========    =======
   Distributions declared                                     750,000         --
                                                          ===========    =======


The accompanying notes to financial statements are an integral part of these statements.

CONSUMER 2 PATIENT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998

1.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES
    -------------------

Description of Business
-----------------------

Consumer 2 Patient, Inc. (the "Company") was incorporated on January 12, 1998 in North Carolina. The Company did not commence operations until January of 1999. The Company provides healthcare, research, educational and training services principally to large pharmaceutical companies.

Cash and Cash Equivalents
-------------------------

The Company considers all money market accounts and investment instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided by the use of the straight-line method over the estimated useful lives of the related assets, generally a five to seven year period.

Revenue Recognition
-------------------

Revenue is recognized as services are performed. For conferencing services, revenue is recognized upon completion of the meeting or symposia. Revenue for multiple-meeting projects is attributed to individual meetings, based on an average amount per meeting, and is recognized as individual meetings are completed.

Customers are invoiced according to agreed-upon billing terms. Items which are invoiced prior to performance of the related services are recorded as deferred revenue and are not recognized as revenue until the required service is provided, in accordance with the Company's revenue recognition policy.

Income Taxes
------------

The Company has elected S Corporation status for Federal and state income tax purposes. Consequently, taxable income flows through and is taxed to the stockholder on the individual tax return. Accordingly, no provision for Federal and state income taxes is included in the accompanying financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. While actual results could differ from those estimates, management believes that the estimates are reasonable.

CONSUMER 2 PATIENT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998

Long-Lived Assets
-----------------

The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The measurement of impairment losses to be recognized is based on the difference between the fair values and the carrying amounts of the assets. Impairment would be recognized in operating results if a diminution in value occurred. The Company does not believe that any such events or changes in circumstances have occurred.

New Accounting Pronouncements
-----------------------------

In June, 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB approved SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date for FASB Statement No. 133," which amends SFAS No. 133 to be effective for all quarters of all fiscal years beginning after June 15, 2000. The impact of the adoption of this Standard on the Company's results of operations, financial position or cash flow will not be material.

2.  FINANCIAL INSTRUMENTS AND
    CONCENTRATION OF CREDIT RISK
    ----------------------------

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash and cash equivalents, trade receivables, and trade payables approximate fair value.

Concentration of Credit Risk
----------------------------

The Company's customers are concentrated in the pharmaceutical/health care industry. During the years ended December 31, 1999 and 1998, the Company's top customer represented 82% and 0% of its revenue, respectively. Accounts receivable for this customer, approximated, $136,566 and $0 as of December 31, 1999 and 1998, respectively.

3.  PROPERTY AND EQUIPMENT
    ----------------------


Property and equipment consists of the following:

                                                  December 31
                                              ------------------
                                                 1999      1998
                                              --------   -------


   Computer and other equipment                $ 2,475   $     -
   Furniture and fixtures                       38,529         -
                                               -------   -------
                                                41,004         -
   Less - Accumulated depreciation              (8,201)        -
                                               -------   -------
         Net property and equipment            $32,803   $     -
                                               =======   =======

CONSUMER 2 PATIENT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998

Depreciation expense for the years ended December 31, 1999 and 1998 was $8,201 and $0, respectively.

4.   INTANGIBLE ASSETS
     -----------------

Intangible assets consists of the following:
                                                 December 31
                                           ----------------------
                                             1999          1998
                                           ---------     --------


   Goodwill                                $240,000      $240,000
   Less - Accumulated amortization          (24,000)            -
                                           --------      --------
                                           $216,000      $240,000
                                           ========      ========


Amortization expense for the years ended December 31, 1999 and 1998 was $24,000 and $0, respectively.

5.  COMMITMENTS AND CONTINGENCIES
    -----------------------------

Litigation
----------

The Company, from time to time, is involved in legal proceedings incurred in the normal course of business. The Company believes none of these proceedings will have a material adverse effect on the financial condition or liquidity of the Company.

6.  RELATED PARTY NOTE PAYABLE
    --------------------------

Prior to the Company's incorporation in January of 1998, the sole shareholder was an employee of Boron, LePore and Associates, Inc. ("BLP"). During 1999, the Company had receivables from BLP of $26,958 and payables to BLP of $99,920. In addition, the Company has debt of $160,000 that is due to BLP on which interest is payable at 8% per annum. Both the principal and accrued interest are to be paid in the amount of $80,000 (plus interest) on December 15, 2000 and $80,000 (plus interest) on December 15, 2001.

7.  SUBSEQUENT EVENT
    ----------------

On May 17, 2000 the substantially all of the assets and certain liabilities of the Company that are used in their continuing promotional and educational services for the medical industry were sold to BLP for $2 million in cash. As part of the purchase agreement the related party debt of $160,000 as of March 31, 2000, was forgiven.

     (b)  Pro Forma Financial Information

          (i)   Pro Forma Unaudited Condensed Balance Sheet as of March 31,
                2000.

          (ii) Pro Forma Unaudited Condensed Statements of Operations for the three months ended March 31, 2000 and the year ended December 31, 1999.

          (iii) Notes to the Unaudited Pro Forma Condensed Financial Statements.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements give effect to the acquisition of Consumer2Patient, Inc. (C2P) by Boron, LePore & Associates, Inc. (BLP) (the Transaction). These unaudited pro forma condensed financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred on an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     The condensed historical financial statements of operations for the periods presented are derived from the historical financial statements of BLP and C2P. These condensed financial statements should be read in conjunction with the BLP December 31, 1999 Annual Report on Form 10-K and the quarterly report as of March 31, 2000 on Form 10-Q in addition to the historical financial statements of C2P, attached hereto. The historical financial statements as of March 31, 2000 and for the three months ended March 31, 2000 are unaudited and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of BLP's and C2P's management, includes all adjustments necessary for a fair presentation of information for such periods.

A pro forma unaudited condensed balance sheet is provided as of March 31, 2000 giving effect to the Transaction as though it had been consummated on that date. Pro forma unaudited condensed statements of operations are provided for the three months ended March 31, 2000 and the year ending December 31, 1999, giving effect to the Transaction as though it had occurred at the beginning of the earliest period presented.

Pro Forma Unaudited Condensed Balance Sheets
As of March 31, 2000
(in thousands)

                                                          Historical
                                              -----------------------------------------

                                              Boron, LePore &                                                    Pro Forma Condensed
                                              Associates, Inc.   Consumer2Patient, Inc.   Pro Forma Adjustments      BLP and C2P
                                              ----------------   ----------------------   ---------------------  -------------------
ASSETS

Current assets:
Cash and cash equivalents                        $  38,745               $  1,320              $ (2,000) (b)          $ 38,065
Accounts receivable, net                            37,253                    488                                       37,741
Prepaid expenses and other current assets            2,013                    574                                        2,587
                                                 ---------               --------                                     --------

Total current assets                                78,011                  2,382                                       78,393

Furniture, fixtures and equipment, at cost,
  net of accumulated depreciation                    6,887                     34                                        6,921

Intangible assets, net                              35,979                    210              $  1,951  (b)            38,140
Other assets                                           728                     14              $   (160) (c)               582
                                                 ---------               --------                                     --------
Total assets                                     $ 121,605               $  2,640                                     $124,036
                                                 =========               ========                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                 $   4,233                     11                                     $  4,244
Accrued payroll                                      2,533                      -                                        2,533
Accrued expenses                                     9,133                      -                                        9,133
Deferred revenue                                    10,142                  1,770                                       11,912
Due to shareholder                                       -                    650                                          650
Note payable                                             -                    160              $   (160) (c)                 -
                                                 ---------               --------                                     --------

Total current liabilities                           26,041                  2,591                                       28,472
                                                 ---------               --------                                     --------
Commitments and contingencies

Stockholders' equity:
Common stock                                           169                      -                                          169
Treasury stock                                     (27,189)                     -                                      (27,189)
Additional paid-in capital                         118,789                     21              $    (21) (a)           118,789
Retained earnings                                    3,795                     28              $    (28) (a)             3,795
                                                 ---------               --------                                     --------

Total stockholders' equity                          95,564                     49                                       95,564
                                                 ---------               --------                                     --------

Total liabilities and stockholders' equity       $ 121,605               $  2,640                                     $124,036
                                                 =========               ========                                     ========

Pro Forma Unaudited Condensed Statements of Operations
For the three months ended March 31, 2000
(in thousands, except per share data)

                                                             Historical
                                            ------------------------------------------
                                            Boron, LePore &                                                      Pro Forma combined
                                            Associates, Inc.    Consumer2Patient, Inc.   Pro Forma Adjustments      BLP and C2P
                                            ----------------    ----------------------   ---------------------   ------------------
Revenues                                        $ 37,114               $    397                                     $ 37,511
Cost of Sales                                     27,453                    286                                       27,739
                                                --------               --------                                     --------

Gross profit                                       9,661                    111                                        9,772

Selling, general and administrative expenses       8,581                    194                  $  56 (e)             8,831
                                                --------               --------                                     --------

Operating income (loss)                            1,080                    (83)                                         941

Interest income                                      694                     13                                          707
                                                --------               --------                                     --------

Income (loss) before provision for income taxes    1,774                    (70)                                       1,648

Provision for income taxes                           710                      -                    (51)(g)               659
                                                --------               --------                                     --------

Net income (loss)                               $  1,064               $    (70)                                    $    989
                                                ========               ========                                     ========

Earnings per share-basic                        $   0.09                                                            $   0.08
                                                ========                                                            ========
Weighted average common shares
  outstanding-basic                               12,300                                                              12,300
                                                ========                                                            ========

Earnings per share-diluted                      $   0.09                                                            $   0.08
                                                ========                                                            ========
Weighted average common shares
  outstanding-diluted                             12,475                                                              12,475
                                                ========                                                            ========

Pro Forma Condensed Statements of Operations
For the year ended December 31, 1999
(in thousands, except per share data)

                                                                    Historical
                                                   ------------------------------------------
                                                   Boron, LePore &                                 Pro Forma    Pro Forma combined
                                                   Associates, Inc.    Consumer2Patient, Inc.     Adjustments       BLP and C2P
                                                   ----------------    ----------------------     -----------   ------------------
Revenues                                           $        149,448    $                6,873                   $          156,321
Cost of Sales                                               109,678                     4,720                              114,398
                                                   ----------------    ----------------------                   ------------------

Gross profit                                                 39,770                     2,153                               41,923
                                                   ----------------    ----------------------                   ------------------

Selling, general and administrative expenses                 38,942                     1,061     $   225 (d)               40,228
Provision for restructuring and other severance               2,920                         -                                2,920
Goodwill impairment charge                                      754                         -                                  754
                                                   ----------------    ----------------------                   ------------------

Total operating expenses                                     42,616                     1,061                               43,902
                                                   ----------------    ----------------------                   ------------------

Operating income (loss)                                      (2,846)                    1,092                               (1,979)

Net interest income                                           1,873                         6                                1,879
                                                   ----------------    ----------------------                   ------------------

Income (loss) before provision
  (benefit) for income taxes                                   (973)                    1,098                                 (100)

Provision (benefit) for income taxes                           (390)                        -         350 (f)                  (40)
                                                   ----------------    ----------------------                   ------------------

Net income (loss)                                  $           (583)   $                1,098                   $              (60)
                                                   ================    ======================                   ==================

Earnings per share-basic                           $          (0.05)                                            $            (0.00)
                                                   ================                                             ==================
Weighted average common shares
  outstanding-basic                                          12,633                                                         12,633
                                                   ================                                             ==================

Earnings per share-diluted                         $          (0.05)                                            $            (0.00)
                                                   ================                                             ==================

Weighted average common shares
  outstanding-diluted                                        12,633                                                         12,633
                                                   ================                                             ==================

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed financial statements are presented for illustrative purposes only, giving effect to the Transaction. In accordance with SEC reporting rules, the pro forma unaudited condensed statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items and the cumulative effect of accounting changes, as applicable.

The pro forma unaudited condensed balance sheet as of March 31, 2000 includes, in accordance with SEC reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected at that date.

The accompanying unaudited pro forma condensed financial statements give effect to the acquisition of Consumer2Patient, Inc. (C2P) by Boron LePore & Associates, Inc. (BLP). The purchase price was $2 million in cash. In addition BLP may be required to pay up to an additional $2 million in contingent cash payments based on certain operating goals during the subsequent twelve month period. Such contingent payments have been excluded from the pro forma presentation due to the uncertainty of their payout.

2.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited condensed statements of operations and balance sheet, as applicable-

               (a) As the Transaction has been accounted for as a purchase, entry is to eliminate the historical equity accounts of C2P and record the resulting intangible assets.

               (b) To record the purchase of C2P for $2 million in cash. The resulting goodwill and non-compete agreements will be amortized over 10 years and 3 years, respectively.

               (c)  To eliminate the note payable from C2P to BLP.

               (d) To record the amortization of goodwill and the non-compete agreement for the year ended December 31, 1999.

               (e) To record the amortization of goodwill and the non-compete agreement for the three months ended March 31, 2000.

               (f) To adjust the pro forma tax provision for the pro forma combined company. The tax rate utilized was approximately 40.0%, BLP's effective tax rate for the year ended December 31, 1999.

               (g) To adjust the pro forma tax benefit for the pro forma combined company. The tax rate utilized was approximately 40%, BLP's effective tax rate for the three months ended March 31, 2000.





     (c)  Exhibits

Exhibit No.    Description
-----------    -----------

2.1 Asset Purchase Agreement, dated as of May 4, 2000, by and among Boron, LePore & Associates, Inc., C2P Acquisition Corp., Consumer2Patient, Inc., Physician2Physician, LLC, Alternative Media Solutions, LLC and the sole stockholder of C2P (incorporated by reference to the Boron LePore & Associates, Inc. current report on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2000).

23.1           Consent of Arthur Andersen LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2000                   BORON, LePORE & ASSOCIATES INC.


                                        By: /s/ Anthony J. Cherichella
                                        ------------------------------
                                        Anthony J. Cherichella
                                        Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

     2.1 Asset Purchase Agreement, dated as of May 4, 2000, by and among Boron LePore & Associates, Inc., C2P Acquisition Corp., Consumer2Patient, Inc., Physician2Physician, LLC, Alternative Media Solutions, LLC and the sole stockholder of C2P. (incorporated by reference to the Boron, Lepore, & Associates Inc. current report on form 8-K, filed with the Securities and Exchange Commission on June 1, 2000)

    23.1        Consent of Arthur Andersen LLP.